1 Exhibit 99.1 Tuesday April 16, 2013 FOR IMMEDIATE RELEASE Washington Federal Reports Quarterly Net Income Increased 5.6% to $36.0 Million SEATTLE – Washington Federal, Inc. (Nasdaq: WAFD), parent company of Washington Federal, today announced earnings of $35,978,000 or $.34 per diluted share for the quarter ended March 31, 2013, compared to $34,071,000 or $.32 per diluted share for the same period one year ago, a 5.6% increase. For the six months ended March 31, 2013, earnings were $71,260,000 or $.67 per diluted share, compared to $67,489,000 or $.63 per diluted share for the six months ended March 31, 2012, a 5.6% increase. The Company’s ratio of tangible common equity to tangible assets ended the quarter at 13.00% and continues to be among the best of large regional financial institutions in the U.S. Chairman, President & CEO Roy M. Whitehead commented, “Higher earnings during the quarter were largely due to improved asset quality driven by progress in housing and overall market conditions in our eight state territory. Still, consumers and businesses remain cautious and we expect earnings to be under pressure until loan demand improves or higher interest rates enable us to be more competitive with government mortgage sources.” Non-performing assets amounted to $246 million or 1.88% of total assets at quarter- end, a $27 million or 9.8% decrease from September 30, 2012. Non-performing assets peaked at $606 million or 5.60% of total assets, on June 30, 2009 and have since decreased by $360 million or 59.4%. Specifically, non-performing loans decreased from $173 million at the Company’s September 30, 2012 fiscal year-end, to $149 million as of March 31, 2013, a 14.1% decrease. Net loan charge-offs decreased from $29 million in the quarter ended March 31, 2012 to $4 million in the most recent quarter, an 86.3% decrease. Total loan

2 delinquencies were 2.34% as of March 31, 2013, a decrease from the 2.57% at September 30, 2012. Delinquencies on single family mortgage loans, the largest component of the loan portfolio, declined during the quarter to 2.55% from 2.73% September 30, 2012. Real Estate held for sale decreased from $99 million at September 30, 2012 to $97 million at quarter end, a $2 million or 2.0% decrease. Improving asset quality trends and increasing real estate values combined with decreasing loans outstanding resulted in zero provision for loan losses during the quarter. Consistent with these improving asset quality indicators, the Company decreased its total allowance for loan losses by $10 million or 7.7%, from September 30, 2012. As of March 31, 2013, the total allowance was 1.57% of loans, a decrease of twelve basis points from the 1.69% as of September 30, 2012 reflecting the improving asset quality. Total assets increased by $643 million or 5.2% to $13.1 billion at March 31, 2013 from $12.5 billion at September 30, 2012. Specifically, loans and covered loans increased by $59 million and investments increased by $519 million. As of March 31, 2013, the Company’s investment portfolio had net unrealized gains of $18 million. During the quarter ended March 31, 2013, total non-covered loans outstanding decreased by $171 million or 2.2% as a result of high loan prepayments stemming from low interest rates available on 30 year fixed-rate mortgages in the market. The pace of net loan runoff decreased slightly in the 2nd quarter of the year compared to the first quarter, but remained elevated. Loan originations were down 9.8% from the December 31, 2012 quarter, but when compared to the same quarter one year ago, originations increased 35.5%. The Company is focusing its originations in shorter duration assets given the potential interest rate risk in originating 30 year mortgages at current levels. During the quarter, the Company had an average balance of $613 million in cash and cash equivalents invested overnight at a yield of approximately 0.25%. The Company is maintaining higher than normal amounts of liquidity due to concern for potentially rising interest rates in the future. The period end spread decreased to 2.72% as of March 31, 2013 from 2.80% at September 30, 2012, as a result of lower asset yields.

3 Net interest income for the quarter was $93.0 million, an $11.6 million decrease from the same quarter one year ago. Net interest margin was 3.10% for the quarter, compared to 3.29% for the same quarter one year ago and 3.22% for the quarter ended December 31, 2012. The decreases in both net interest income and net interest margin were the result of lower volume and yields on loans outstanding combined with lower yields on investments. The provision for loan losses decreased from $18.0 million to zero, for the quarters ended March 31, 2012 and 2013, respectively. Net loss on real estate acquired through foreclosure increased by $2.4 million to $4.0 million for the current quarter, compared to the same quarter one year ago. Net loss on real estate acquired through foreclosure includes gains and losses on sales, ongoing maintenance expenses and any additional write- downs from lower valuations. The Company’s efficiency ratio of 41.6% for the quarter remains among the best in the industry. The efficiency ratio has increased noticeably over the last year due to pressure on the net interest margin and the increased operating expenses from the South Valley acquisition which added 24 branch locations. During the 2nd half of this year, the Company expects to complete its conversion and rebrand the South Valley branches. Following the systems conversion the Company plans on consolidating seven branch locations. The quarter produced a return on assets of 1.10%, while return on equity amounted to 7.49%. During the quarter the Company settled a tax dispute in its favor, resulting in a reduced effective tax rate of 33.25% for the quarter compared to the previous quarter of 36.00%. This lower effective tax rate amounted to $1.5 million in reduced tax expense for the quarter. Going forward, the Company expects its effective tax rate to be approximately 36%. On April 19, 2013, the Company will pay a cash dividend of $.09 per share to common stockholders of record on April 5, 2013. This will be the Company’s 121st consecutive quarterly cash dividend. During the quarter the Company repurchased 498,782 shares of stock at a weighted average price of $16.99. The Company has a remaining authorization to repurchase 2.9 million shares.

4 Washington Federal has filed an application with the Office of the Comptroller of the Currency (OCC) to covert its current federal savings association charter to a national bank charter. Management and the Board view the national bank charter as more closely aligned with the Company’s business model and the current regulatory structure. In connection with national bank conversion, Washington Federal, Inc. will file an application with the Federal Reserve for approval to become a bank holding company. Washington Federal, with headquarters in Seattle, Washington, has 188 offices in eight western states. To find out more about the Company, please visit our website. The Company uses its website to distribute financial and other material information about the Company, which is routinely posted on and accessible at www.washingtonfederal.com. Important Cautionary Statements The foregoing information should be read in conjunction with the financial statements, notes and other information contained in the Company’s 2012 Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. This press release contains statements about the Company’s future that are not statements of historical fact. These statements are “forward looking statements” for purposes of applicable securities laws, and are based on current information and/or management's good faith belief as to future events. The words “believe,” “expect,” “anticipate,” “project,” and similar expressions signify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance. By their nature, forward-looking statements involve inherent risk and uncertainties, which change over time; and actual performance could differ materially from those anticipated by any forward-looking statements. The Company undertakes no obligation to update or revise any forward-looking statement. ###

5 Contact: Washington Federal, Inc. 425 Pike Street, Seattle, WA 98101 Cathy Cooper 206-777-8246 cathy.cooper@washingtonfederal.com